AQUACELL TECHNOLOGIES, INC.
[AquaCell Technologies, Inc. Logo]





                                  STOCKHOLDER

                                   [Image 1]

                                   NEWSLETTER


                                                                May 2008



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AQUACELL TECHNOLOGIES, INC.
[AquaCell Technologies, Inc. Logo]

May 7, 2008


Dear AquaCell Technologies Stockholder:

This letter is to update you on the current activities and progress of your Company.


Our GreenCore Solar Powered Air Conditioner

As many of you know AquaCell Technologies has been working diligently on completing the design and engineering of our newly designed solar powered air conditioner for many months. Within the past 45 days the GreenCore Model 10200 has been finalized and manufacturing of production units has begun.

The GC 10200, pictured below, is fully capable of providing 10,200 BTUs of air conditioning, and 13,000 BTUs of heating. Of tremendous significance is that the units will provide climate control "off the grid" for twelve (12) hours or more, as required by the customer.

The system is available for either fixed or mobile applications, with both having been designed to provide either hybrid (charging the batteries at night when electricity is less in demand) or complete "grid free" air conditioning, with optional heat.

                              10410 Trademark Street
                            Rancho Cucamonga, CA 91730
                                   800-326-5222
                                 www.aquacell.com

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[Image 2]
GreenCore 10200-1 for fixed installations - Directed Discharge or Ducted




[Image 3]
GreenCore 10200 - for mobile climate control applications



                                 [GreenCore Logo]

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Marketing Update

Utilizing our mobile "green" showroom, shown on the cover of this newsletter, we have the ability to demonstrate first-hand our off-the-grid solar air conditioner. In the short time since our product launch, AquaCell has been invited to demonstrate the GreenCore solar air conditioner at several Earth Day events, as well as to a wide variety of organizations and potential users , a small sampling of which has included to date:

     o     Studio facilities in the entertainment industry;
     o     Modular classroom manufacturers;
     o     Equipment rental providers;
     o     Telecommunication service providers;
     o     Telecommunication cell providers;
     o     Hotels;
     o     Construction companies;
     o     Party rental providers;
     o     School districts
     o     Airport fixed based operator facilities
     o     Remote military locations


[Images 4-8]
(Simulated installations)

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Our GreenCore solar air conditioner has been getting an excellent reception -
whether to be used for load shifting (staying completely off the grid during the peak time electricity rate period to significantly reduce power costs); emergency cooling applications; or in regions that demand climate control with very unreliable grid power when nothing else will work.

The Company's recent focus, from potential customer input, has been in regard to the Federal Communication Commission's ("FCC") recent ruling requiring that all U.S. telecommunication cell sites be equipped with at least eight hours of backup power. The 8-hour backup power requirement stems from a report issued by the FCC following Hurricane Katrina which concluded that "a lack of adequate backup power for communications facilities was a critical problem after Katrina that caused communications network interruptions and hampered recovery efforts."

As a result, telecom and wireless companies are now expected to provide additional backup power to about 210,000 cell sites within the next year. Industry observers estimate the total approximate cost to comply with the FCC's order to be in the $10,000 to $15,000 per cell site to upgrade, which results in total compliance to be in the multibillion dollar range.

The telecommunication equipment located in cell phone tower equipment rooms emits a very high heat load, and if not in a cooled environment will not be able to operate. This critical cooling requirement utilizes the majority of electricity, making compliance with the FCC's ruling extremely difficult.

The Company is addressing this issue very closely and has met with a number of cell tower service providers as our product provides a very efficient solution. With off-the-grid run time of over 8 hours this will allow the cell site to very efficiently comply with the FCC ruling and could potentially eliminate the need for environmentally unfriendly diesel or propane powered generators. This will be an enormous market opportunity for your Company and one that we are devoting a great deal of our attention to. Recently, discussions have been held with numerous providers such as Metro PCS and Cingular/AT&T Wireless, who have expressed tremendous interest.

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We would also like to note that our GreenCore HVAC unit will be featured prominently as a part of Fox Television's American Idol show during its 2008 series finale presentation.

Although the Company's primary market focus will continue to be in the U.S. we recently signed a distributorship agreement with Common Sense Energy of Laguna Niguel, California in which they have committed to purchase 5,000 units over the next twelve months for sale in Baja, California. Although the primary uses for our product in the U.S. are essentially commercial, as discussed above, Common Sense will be marketing and selling to a very large potential residential market in a region that has very unreliable grid power. We expect our first units to be shipped to Baja under this agreement within the next 60 days.

Additionally, the Company recently announced the sale and delivery of units to Reliance Industries, the largest company in India. Numerous applications are present in their country and we will continue to discuss with Reliance the unit's availability given the Company's concentration on the U.S. market.


Financial Statement Disclosure

The Company is diligently working on completing the audit of the June 30, 2006 and 2007 financial statements with newly engaged independent registered public accountants, PS Stephenson & Co., P.C. located in Wharton, Texas. We expect to have these reports filed with the Securities and Exchange Commission within the next 75 days.

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It has been a very hectic fast paced several months for the Company as we have re-designed, re-engineered, prototyped, tested and manufactured our new revolutionary solar powered air conditioner. We feel we are in an excellent position to capture a piece of the burgeoning alternative energy market and believe we have an extremely unique product in which to do this. Feedback to date has confirmed everything we had believed about the product and we thank you for your continued support.

Please feel free to contact us at any time.


Sincerely,


James Witham                            Kevin Spence
Chairman of the Board                   President
Chief Executive Officer	                Chief Financial Officer


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Safe Harbor.
Statement Under the Private Securities Litigation Reform Act of 1995.

Statements about the Company's future expectations, including acquisitions, future revenues and earnings, and all other statements in this letter other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the Company's progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the Company at this time, the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Important factors that may cause actual results to differ are set forth in the Company's periodic filings with the US Securities and Exchange Commission.